Exhibit 99.1

May 1, 2006
Dear Shareholders and other friends of AssuranceAmerica,
We are pleased to report to you our March and year-to-date results. Our year is off to a good start, with revenues up 97% and pre-tax earnings up 61%.
Our last week’s Annual meeting was very well attended, and we want to express our appreciation to the many of you who were able to join us.

	March 2006 (Unaudited)
	Current Month			Year-to-Date
	2006	2005	Change	2006	2005	Change
	(In $1,000)%			(In $1,000)%
• Gross Premiums Produced [1]†	$14,549	$8,425	73%	$46,984	$27,440	71%

• MGA/Carrier Gross Premiums Produced [1,2]	$8,061	$2,872	181%	$26,313	$10,764	144%
• MGA/Carrier Revenues [2]	4,262	1,750	144%	12,530	5,385	133%

• Retail Agencies Gross Premium Produced [1,2]†	8,321	5,853	42%	25,856	16,976	52%
• Retail Agencies Group Revenues [2]†	1,277	857	49%	3,748	2,408	56%

• Company Revenues †	5,225	2,622	99%	15,377	7,807	97%
• Company Pre-Tax Income †	421	279	51%	1,198	745	61%

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1 Gross Premiums Produced is a non-GAAP financial metric used as the primary measure of the underlying growth of the Company’s revenue stream.
2 Before inter-company eliminations
† Current year financial data includes agency acquisitions that may not be included in prior year data.
To follow your stock and read the full text of our most recent press releases, we suggest you go to http://finance.yahoo.com, symbol ASAM.OB.
Thank you for your continued interest and confidence in AssuranceAmerica Corporation.
Sincerely,

Guy W. Millner	Lawrence (Bud) Stumbaugh
Chairman	President and Chief Executive Officer
This document is for informational purposes only and is not intended for general distribution. It does not constitute an offer to sell, or a solicitation of an offer to buy securities in AssuranceAmerica Corporation. This document includes statements that may constitute “forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Historical results are not indicative of future performance.
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